UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2017

Novan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4105 Hopson Road, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

(919) 485-8080

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 4, 2017, Nathan Stasko, formerly the President and Chief Executive Officer of Novan, Inc. (the “Company”) has transitioned to the role of President and Chief Scientific Officer of the Company, and G. Kelly Martin, currently serving on the Company’s Board of Directors (the “Board”), has been appointed to serve as the Company’s Chief Executive Officer on an interim basis. Additional information about Mr. Martin can be found in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 17, 2017. Effective with this transition, Mr. Martin has stepped down from the Compensation Committee of the Board.

In connection with the transition, the Company and Dr. Stasko have entered into an amendment (the “Amendment”) to the Amended and Restated Employment Agreement, dated April 13, 2016, between the Company and Dr. Stasko (the “Agreement”). The Amendment provides that Dr. Stasko will receive a base salary equal to his current base salary of $400,000 and, subject to approval of the Board, a grant of options to purchase up to 80,000 shares of the Company’s common stock, which shares will vest in accordance with performance terms to be established by Board. The establishment of performance criteria and the grant will be completed by June 30, 2017. Following the appointment of a Chief Executive Officer of the Company (subsequent to Mr. Martin’s appointment as Chief Executive Officer on an interim basis) and upon request of the Board, Dr. Stasko has agreed to resign from his positions as either President or as a director of the Company, or both, as requested. Upon termination without cause or for good reason, Dr. Stasko, in addition to the other items outlined in the Agreement, will receive (i) vesting of any time-based options that would have vested during the calendar year but for the termination, provided that they are exercised within 90 days of the termination date and (ii) payment of any bonus earned from a prior calendar year but not yet paid, to be paid in a lump sum, less applicable withholdings. Dr. Stasko has agreed that the changes in position and duties addressed in the Amendment, including future resignation as president or a director will not trigger “Good Reason” under the Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 5, 2017, the Company announced certain changes to its executive leadership structure. The full text of this press release is furnished herewith as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this report shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index which follows the signature page of this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: June 5, 2017	By:	/s/ G. Kelly Martin

G. Kelly Martin
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment, dated June 4, 2017, to Amended and Restated Employment Agreement, dated April 13, 2016, between the Company and Nathan Stasko.
99.1	Press Release dated June 5, 2017.